Exhibit 99.1

Source: Global 8 Environmental Technologies, Inc.

Global 8 Environmental Technologies, Inc. adds depth to Board of Directors

Board of Directors unanimously elects entrepreneur, Harvard lawyer, Fulbright fellow, and humanitarian Daniel H. Wolf

Newport Beach—Global 8 Environmental Technologies, Inc. (OTCBB: GBLE),  a company committed to preserving our planet through environmental consciousness, technology and education, announced today that Daniel Wolf, J.D., CEO of Advanced Earth Technologies, has joined Global 8’s Board of Directors.

“I speak for the entire Board of Directors when I say that we are delighted with Daniel’s appointment,” said Julio Ferreira, president and chief executive officer of Global 8 Environmental Technologies, Inc. “We have had a string of announcements over the past few weeks, all of which are clear indications that we are at the beginning of a new phase of growth. Daniel’s appointment is an important part of that growth. His exemplary record of leadership and deep knowledge of the environmental industry makes him an invaluable addition to the Board.”

Daniel Wolf founded his first technology company in 1998, and has consulted to several startups in the renewable energy industry, including biomass gasification and pyrolysis. A former Fulbright Fellow, he is a graduate of Harvard Law School and did his doctoral work in Political Science at the University of California, San Diego.

 Mr. Wolf brings a record as an astute analyst of problems and creator of effective solutions in business, political and civic affairs. He gained international recognition in the landmine clearing industry from an influential series of articles in leading industry journals in which he set forth a new model for organization, finance and technology application in global landmine clearing. As founding director of the TransBorder Institute at the University of San Diego he conducted negotiations to share resources with a Mexican university and to establish a structure for international water recycling. He also created a permanent management structure that resolved disagreements among stakeholders and mobilized support for the mission of the institute as high as the California Governor’s Office. As a young man he organized at the request of the AFL-CIO an unprecedented coalition of civic organizations to lobby Oregon’s US Senators for national reform of labor law.

 As a legal professional he advises on corporate and governance matters including intellectual property protection strategies, Reg. D compliance, and S.E.C. requirements.

 He is well-networked, has developed relationships worldwide, and has direct ties with former First Nations tribal leaders in Canada. He is a close associate of Global 8 CEO Julio Ferreira, with whom he co-founded the Brazil-U.S. Green Technology Trade Association (Braseuverde), an organization forwarding green technology and renewable energy in the United States and Brazil. He is literate in several languages and speaks Spanish fluently.

 “The world is entering a period of environmental crisis,” said Mr. Wolf. “How we meet this crisis will determine both the quality of life we maintain in the near term and the very world we leave to our grandchildren. National economies increasingly will become the weapons of geopolitics, and businesses built on sustainable models will have a strategic edge in the battle for survival. I am looking forward to helping Global 8 establish itself in this new reality and to become a leader in the world of sustainable business.”

About Global 8 Environmental Technologies, Inc.

Global 8 Environmental Technologies, Inc. works with world-class partners and consultants to provide solutions for the health and recovery of our environment. The company has the vision, the people, the know-how, the technologies, the financing and the contracts. It applies all these resources to create a clean and healthy global community for the next generation in a way that provides environmental and financial benefits to all our stakeholders. For more information, visit: http://www.g8et.com.

Forward-Looking and Cautionary Statements:

Certain statements contained herein, including, without limitation, statements containing the words "believes," "intends" and other words of similar import, constitute "forward-looking statements" within the meaning of Section 7A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include but are not limited to that we are in the process of furthering several of the key milestones we achieved last year and creating new growth opportunities for Global 8 and its subsidiaries, and that we will continue to locate new projects and strategic partnerships in 2009. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Global 8 Environmental Technologies, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward- looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Global 8 Environmental Technologies, Inc. disclaims any obligation to update or to announce publicly the results of any revision of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Contact:
Global 8 Environmental Technologies, Inc.
Julio Ferreira
Phone: 949-718-4425
Fax: 949-721-6650
mediarelations@g8et.com
Web: http://www.g8et.com

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